SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) December 17, 2007
VERAMARK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)
(585) 381-6000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry Into Material Definitive Agreements
On December 18, 2007 Veramark Technologies, Inc. (the “Registrant”) announced that it entered into an Employment Agreement, effective as of January 1, 2008 (the “Commencement Date”) with Anthony C. Mazzullo (the “Agreement”).  A copy of the Agreement entered into on December 17, 2007 is being filed as an Exhibit to this Current Report on Form 8-K.
Pursuant to the terms of the Agreement, Mr. Mazzullo will be employed by the Registrant as its President and Chief Executive Officer through and including December 31, 2010 (unless terminated earlier in accordance with the terms of the Agreement). The term of Mr. Mazzullo’s employment will be automatically extended for an additional year unless either party notifies the other in writing not less than 90 days prior to each anniversary date of the Commencement Date that the Agreement will not be extended.
The material terms and benefits to Mr. Mazzullo under the Agreement, include:
•	An annual gross salary at the rate of $225,000 per year, subject to increase (but not decrease) as determined by the Board of Directors (“Board”) or an authorized Committee of the Board. Mr. Mazzullo’s annual salary rate will be reviewed six and twelve months from the Commencement Date, and annually thereafter.

•	An annual performance bonus based on targeted performance objectives determined each year by the Board in its sole discretion. If the targets are achieved, Mr. Muzzullo would receive a bonus of $60,000 (with the opportunity to receive an additional $60,000 should the targets be significantly exceeded). The targeted performance objectives for calendar 2008 will be established by the Board on or before March 1, 2008.

•	A Restricted Stock Award. Mr. Mazzullo will be eligible for an award of 200,000 restricted shares of the Registrant’s Common Stock based on performance goals, which restricted shares shall be deemed to have been earned ratably over the three year term of the Agreement upon the achievement of the performance goals established by the Board. The goals will be established by the Board on or before March 1, 2008. The Agreement provides that the Registrant will redeem a portion of the Restricted Shares once earned if requested by Mr. Mazzullo.

•	Entitlement to vacation, expense reimbursement, country club and health club dues, and benefits plans.

•	An agreement to nominate Mr. Mazzullo for election as a director at the next annual meeting of stockholders and each subsequent annual meeting during the term of the Agreement.

•	The Registrant may terminate Mr. Mazzullo’s employment for “cause” as defined in the Agreement.

•	Both the Registrant and Mr. Mazzullo can each elect to voluntarily terminate Mr. Mazzullo’s employment under the Agreement on 90 days prior written notice (“Voluntary Termination”).

•	Mr. Mazzullo’s employment will also terminate by reason of his death or disability (as defined in the Agreement).

•	In the event of termination for death, disability, or Voluntary Termination by Mr. Mazzullo, Mr. Mazzullo (or his estate) will receive an amount equal to Mr. Mazzullo’s monthly salary to the end of the month following the month Mr. Mazzullo’s termination for death, disability or Voluntary Termination by Mr. Mazzullo occurs, plus a pro-rata amount, based on the date of his death, disability, or Voluntary Termination by Mr. Mazzullo of any accrued and unused vacation for the year in which such event occurs. In addition, the Registrant shall maintain Mr. Mazzullo’s medical insurance coverage through the date of termination. In the event of termination for cause, Mr. Mazzullo shall be entitled to his salary to the date of termination.

•	In the event of a Voluntary Termination by the Registrant of Mr. Mazzullo’s employment, Mr. Mazzullo will be entitled to an amount equal to his salary then in effect for a period of six months from the date of termination; plus a pro-rata amount, based on the date of termination by the Registrant of any accrued and unused vacation for the year in which such event occurs; plus an amount equal to that amount of performance bonus paid to Mr. Mazzullo for the prior calendar year pro-rated to the date of termination. In addition the Registrant will continue Mr. Mazzullo’s medical insurance coverage for the same period of payment of salary, unless Mr. Mazzullo obtains medical coverage through other employment.

•	In the event of a Voluntary Termination by the Registrant of Mr. Mazzullo’s employment, within six months following the effective date of a “Change in Control” as defined in the Agreement, Mr. Mazzullo will be entitled to salary, in lieu of that amount of salary set forth in the preceding paragraph, equal to his salary then in effect for a period of twelve months from the date of termination, plus the other amounts or continuation of coverage set forth in the preceding paragraph.

•	The Agreement contains covenants and commitments relative to ownership of intellectual property, non-disclosure of confidential information, non-competition and non-solicitation of employees and customers. The period of non-competition and non-solicitation of employees or customers is twelve months from the date of termination of employment, except in the event of a Voluntary Termination by the Registrant of Mr. Mazzullo’s employment, in which event the period is six months.

There is no material relationship between the Registrant or its affiliates and Mr. Mazzullo except as pertains to Mr. Mazzullo’s Employment Agreement.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 18, 2007 the Registrant announced the appointment and election of Anthony C. Mazzullo as President and Chief Executive Officer of the Registrant effective January 1, 2008. A summary of the material terms of Mr. Mazzullo’s Employment Agreement is set forth under Item 1.01 of this Report.
Mr. Mazzullo, age 50, has over 25 years experience in software and consulting services companies and has, since 2004, served as Senior Vice President of Operations at ePlus Systems, Inc., Pittsford, New York, a wholly owned subsidiary of ePlus Inc., a publicly held software and professional services company.
In 1999, Mr. Mazzullo established and served as President and CEO of eTrack Solutions, a professional services company that helped organizations streamline operations and optimally apply software applications to their business. eTrack Solutions was sold to Manchester Technologies in 2001 and following its acquisition, Mr. Mazzullo served as the Chief Operating Officer, Manchester Software division. Manchester Technologies was acquired by ePlus 2004.
Mr. Mazzullo holds a BS in Electrical Engineering from Cornell University and an MBA in Accounting/Finance from the University of Rochester Simon School of Business.
Mr. Mazzullo will, on January 1, 2008, succeed David G. Mazzella who had previously announced his decision to retire effective December 31, 2007.
Section 7 — Regulation FD
Section 7.01 Regulation FD Disclosure
On December 18, 2007, the Registrant issued a press release wherein it announced the executive officer change described in this Report. A copy of the press release is attached to this Report as an Exhibit, and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 10.1	Employment Agreement between the Registrant and Anthony C. Mazzullo, dated as of December 17, 2007.

Exhibit 99.1	Press Release dated December 18, 2007.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsford, New York on December 19, 2007.

Veramark Technologies, Inc.
By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between the Registrant and Anthony C. Mazzullo dated December 17, 2007

99.1	Press Release issued by the Registrant on December 18, 2007